Exhibit 4.5

                 Preferred Trust Securities Guarantee Agreement

                                     between

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                 (as Guarantor)

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                             (as Guarantee Trustee)

                                   Dated as of

                               September 10, 2002

                             CROSS-REFERENCE TABLE*

Section of                                                          Section of
Trust Indenture Act                                                 Guarantee
of 1939, as amended                                                 Agreement
-------------------                                                 ---------
310(a)....................................................             4.01(a)
310(b)....................................................       4.01(c), 2.08
310(c)....................................................        Inapplicable
311(a)....................................................             2.02(b)
311(b)....................................................             2.02(b)
311(c)....................................................        Inapplicable
312(a)....................................................             2.02(a)
312(b)....................................................             2.02(b)
313.......................................................                2.03
314(a)....................................................                2.04
314(b)....................................................        Inapplicable
314(c)....................................................                2.05
314(d)....................................................        Inapplicable
314(e)....................................................    1.01, 2.05, 3.02
314(f)....................................................          2.01, 3.02
315(a)....................................................             3.01(d)
315(b)....................................................                2.07
315(c)....................................................                3.01
315(d)....................................................             3.01(d)
316(a)....................................................    1.01, 2.06, 5.04
316(b)....................................................                5.03
316(c)....................................................                8.02
317(a)....................................................        Inapplicable
317(b)....................................................        Inapplicable
318(a)....................................................             2.01(b)
318(b)....................................................                2.01
318(c)....................................................             2.01(a)
-------------
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.


                                      (i)

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions.....................................................2

                                   ARTICLE II

                               TRUST INDENTURE ACT

Section 2.01.  Trust Indenture Act; Application................................4
Section 2.02.  Reports by the Guarantee Trustee................................4
Section 2.03.  Periodic Reports to Guarantee Trustee...........................4
Section 2.04.  Evidence of Compliance with Conditions Precedent................4
Section 2.05.  Events of Default; Waiver.......................................5
Section 2.06.  Event of Default; Notice........................................5

                                   ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

Section 3.01.  Powers and Duties of the Guarantee Trustee......................5
Section 3.02.  Certain Rights of Guarantee Trustee.............................7
Section 3.03.  Indemnity.......................................................8

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

Section 4.01.  Guarantee Trustee; Eligibility..................................8
Section 4.02.  Appointment, Removal and Resignation of the
               Guarantee Trustee...............................................9

                                    ARTICLE V

                                    GUARANTEE

Section 5.01.  Guarantee......................................................10
Section 5.02.  Waiver of Notice and Demand....................................10
Section 5.03.  Obligations Not Affected.......................................10
Section 5.04.  Rights of Holders..............................................11
Section 5.05.  Guarantee of Payment...........................................11
Section 5.06.  Subrogation....................................................11
Section 5.07.  Independent Obligations........................................11


                                      (ii)

                                   ARTICLE VI

                                    COVENANTS

Section 6.01.  Ranking........................................................12
Section 6.02.  Limitation of Transactions.....................................12

                                   ARTICLE VII

                                   TERMINATION

Section 7.01.  Termination....................................................13

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.01.  Successors and Assigns.........................................13
Section 8.02.  Amendments.....................................................13
Section 8.03.  Notices........................................................13
Section 8.04.  Benefit........................................................14
Section 8.05.  Interpretation.................................................14
Section 8.06.  Governing Law..................................................15


                                     (iii)

                               GUARANTEE AGREEMENT

      This GUARANTEE AGREEMENT, dated as of September 10, 2002, is executed and delivered by Public Service Enterprise Group Incorporated, a New Jersey corporation (the "Guarantor"), to Wachovia Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Trust Securities (as defined herein) of PSEG Funding Trust I, a Delaware statutory trust (the "Issuer").

      WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Declaration"), dated as of September 10, 2002, among the trustees of the Issuer named therein, the Guarantor, as depositor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer will issue $460,000,000 aggregate liquidation amount of its 6.25% Preferred Trust Securities (liquidation amount of $50 per preferred trust security) (the "Preferred Trust Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Declaration;

      WHEREAS, the Preferred Trust Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the sale by the Issuer of its Common Securities (as defined herein) will be used to purchase the Senior Deferrable Notes (as defined herein) of the Guarantor which will be deposited with Wachovia Bank, National Association (formerly known as First Union National
Bank), as Property Trustee under the Declaration, as Trust Property (as defined in the Declaration);

      WHEREAS, as incentive for the Holders to purchase Preferred Trust Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Trust Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

      WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee Agreement") in substantially identical terms to this Guarantee Agreement for the benefit of the holders of the Common Securities, except that if an event of default (as defined in the Declaration), has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders to receive Guarantee Payments under this Guarantee Agreement.

      NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Trust Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Trust Securities.

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Definitions. As used in this Guarantee Agreement, each of the terms set forth below shall, unless the context otherwise requires, have the following meaning. Each capitalized or otherwise defined term used but not otherwise defined herein shall have the meaning assigned to such terms in the Declaration as in effect on the date hereof.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Common Securities" means the securities representing undivided beneficial interests in the assets of the Issuer and having the rights provided therefor in the Declaration.

      "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, that except with respect to a default resulting from a failure to pay any Guarantee Payment, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

      "Guarantee Payments" means the following payments or Distributions (as defined in the Declaration), without duplication, with respect to the Preferred Trust Securities, to the extent not paid or made by or on behalf of the Issuer:
(i) any accumulated and unpaid Distributions required to be paid on the Preferred Trust Securities, to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price") with respect to Preferred Trust Securities in respect of which the related Senior Deferrable Notes have been redeemed by the Company upon the occurrence of a Tax Event Redemption, to the extent the Issuer has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Senior Deferrable Notes to the Holders in exchange for Preferred Trust Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Preferred Trust Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining legally available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders to receive Guarantee Payments.

      "Guarantee Trustee" means Wachovia Bank, National Association, until a Successor Guarantee Trustee (as defined below) has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

      "Holder" means a Person in whose name a Preferred Trust Security is registered in the Securities Register; provided, however, that in determining whether the holders of the requisite percentage of Preferred Trust Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee or any Affiliate of the Guarantor or the Guarantee Trustee.

      "Indenture" means the Indenture dated as of November 1, 1998, between Public Service Enterprise Group Incorporated and Wachovia Bank, National Association, as trustee thereunder, as amended and supplemented by the First
Supplemental Indenture, dated as of September 10, 2002, between Public Service Enterprise Group Incorporated and Wachovia Bank, National Association.

      "List of Holders" has the meaning specified in Section 2.01(c).

      "Majority in liquidation amount of the Preferred Trust Securities" means, except as provided by the Trust Indenture Act, a vote by the Holders, of more than 50% of the aggregate liquidation amount of all then outstanding Preferred Trust Securities issued by the Issuer.

      "Officers' Certificate" means a certificate signed by the Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Guarantor.

      "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

      "Responsible Officer" means, with respect to the Guarantee Trustee, any Vice President, any Assistant Vice President, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Department of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

      "Senior Deferrable Notes" means the series of debt securities of the Guarantor designated the o % Senior Deferrable Notes due 2007 held by the Property Trustee (as defined in the Declaration).

      "Successor   Guarantee  Trustee"  means  a  successor   Guarantee  Trustee
possessing the qualifications to act as Guarantee Trustee under Section 4.01.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

      "Tax Event Redemption" has the same meaning as defined in the Declaration.

                                   ARTICLE II

                               TRUST INDENTURE ACT

      Section 2.01. Trust Indenture Act; Application.

            (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

            (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

            (c) List of Holders. The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (i) semiannually, on or before January 15 and July 15 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied List of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

            (d) The Guarantee Trustee shall comply with its obligations under Sections 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

      Section 2.02. Reports by the Guarantee Trustee. Within 60 days after May 31 of each year, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

      Section 2.03. Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by
Section 314 of the Trust Indenture Act in the form and manner and at the times required by Section 314 of the Trust Indenture Act.

      Section 2.04. Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Each Officers' Certificate and Opinion of Counsel delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

            (a) a statement that each officer signing the Officers' Certificate or Opinion of Counsel has read the covenant or condition and the definition relating thereto;

            (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate or Opinion of Counsel and upon which the statements contained therein are based;

            (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

      Section 2.05. Events of Default; Waiver. The Holders of a Majority in liquidation amount of the Preferred Trust Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

      Section 2.06. Event of Default; Notice.

            (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

            (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Declaration shall have obtained written notice, of such Event of Default.

                                   ARTICLE III

                        POWERS, DUTIES AND RIGHTS OF THE
                                GUARANTEE TRUSTEE

      Section 3.01. Powers and Duties of the Guarantee Trustee.

            (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any

      Person except a Holder exercising his or her rights pursuant to Section 5.04(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee upon acceptance by such Successor Guarantee Trustee of its appointment hereunder and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

            (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

            (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred and is continuing (and has not been cured or waived pursuant to Section 2.06), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use in the conduct of his or her own affairs.

            (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, its bad faith or its own willful misconduct, except that:

                  (i) prior to the  occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                        (A) the duties and obligations of the Guarantee  Trustee
                  shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                        (B) in the  absence  of bad  faith  on the  part  of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

            (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Preferred Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

            (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or reasonable indemnity against such risk or liability is not reasonably assured to it.

      Section 3.02. Certain Rights of Guarantee Trustee.

      (a) Subject to the provisions of Section 3.01:

            (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

            (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

            (iv) The Guarantee Trustee may consult with legal counsel, and the written advice or Opinion of Counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

            (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such reasonable indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction.

            (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

            (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

      (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

      Section 3.03. Indemnity. The Guarantor agrees to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement. The provisions of this Section shall survive the resignation and removal of the Guarantee Trustee and the termination of this Guarantee Agreement.

                                   ARTICLE IV

                                GUARANTEE TRUSTEE

      Section 4.01. Guarantee Trustee; Eligibility.

            (a) There shall at all times be a Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

            (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. In determining whether the Guarantee Trustee has a "conflicting interest" within the meaning of Section 310(b)(1) of the Trust Indenture Act, the provisions contained in the proviso to Section 310(b)(1) of the Trust Indenture Act and the Guarantee Trustee's Statement of Eligibility on Form T-1 shall be deemed incorporated herein.

      Section  4.02.  Appointment,  Removal  and  Resignation  of the  Guarantee
Trustee.

            (a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

            (b) The Guarantee Trustee shall not be removed until new, eligible guarantee trustee has been appointed (a "Successor Guarantee Trustee") and has accepted such appointment and assumed the applicable obligations hereunder by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

            (c) The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

            (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                                    ARTICLE V

                                    GUARANTEE

      Section 5.01. Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders of the outstanding Preferred Trust Securities the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer pursuant to the Declaration or by the Guarantor pursuant to the Indenture), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or to the Guarantee Trustee for remittance to the Holders or by causing the Issuer to pay such amounts to the Holders.

      Section 5.02. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      Section 5.03. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Trust Securities to be performed or observed by the Issuer;

            (b) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Trust Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

            (c) the voluntary or involuntary liquidation, termination, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

            (d) any invalidity of, or defect or deficiency in, the Preferred Trust Securities;

            (e) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

            (f) to the extent permitted by law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

      There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

      Section 5.04. Rights of Holders. The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in liquidation amount of the Preferred Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercise or direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) if the Guarantee Trustee has failed to enforce this Guarantee Agreement as above provided, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder may directly institute a proceeding against the Guarantor for enforcement of this Guarantee Agreement for such payment. The Guarantor waives any right or remedy to require that any action on this Guarantee Agreement be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

      Section 5.05. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Senior Deferrable Notes to Holders as provided in the Declaration.

      Section 5.06. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.01; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

      Section 5.07. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Trust Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03 hereof.

                                   ARTICLE VI

                                    COVENANTS

      Section 6.01. Ranking. This Guarantee Agreement will constitute a senior unsecured obligation of the Guarantor and will rank (i) pari passu with the senior unsecured liabilities of the Guarantor and with any unsecured senior guarantee now or hereafter entered into by the Guarantor relating to the Guarantor's unsecured senior liabilities, except those made subordinate by their terms, and (ii) senior to the Guarantor's equity.

      Section 6.02. Limitation of Transactions. So long as any Preferred Trust Securities remain outstanding, if (i) there shall have occurred an Event of Default, (ii) there shall have occurred an event of default under the Indenture or (iii) the Guarantor has exercised its option to defer interest payments on the Senior Deferrable Notes by extending the interest payment period as provided therein, and such period or extension thereof shall be continuing, then (a) the Guarantor shall not declare or pay any dividend on, make any distribution or other payment with respect to, or redeem, purchase, acquire or make any liquidation payment with respect to any of its capital stock (other than (1) purchases or other acquisitions of shares of the Guarantor's capital stock in connection with the satisfaction by the Guarantor of its obligations under any employee or director compensation or benefit plans, under the Guarantor's direct stock purchase and dividend reinvestment plan, or pursuant to any contract or security outstanding on the first day of any such event requiring the Guarantor to purchase its capital stock, (2) as a result of a reclassification of the Guarantor's capital stock or as a result of an exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (3) redemptions or repurchases of any rights pursuant to a rights agreement, or (4) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged),
(b) the Guarantor shall not make any distribution on any security of a grantor trust which ranks pari passu with the Preferred Trust Securities or pay interest on its senior debt with similar deferral provisions to the Senior Deferrable Notes, (c) the Guarantor shall not make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor that rank subordinate in right of payment to the Senior Deferrable Notes and (d) the Guarantor shall not make any guarantee payments with respect to the foregoing or with respect to any guarantee by the Guarantor of the debt of any subsidiary of the Guarantor if such guarantee ranks subordinate in right of payment to the Senior Deferrable Notes (other than pursuant to this Guarantee Agreement or the Common Securities Guarantee Agreement).

      In addition, so long as any Preferred Trust Securities remain outstanding, the Guarantor (i) will remain the sole direct or indirect owner of all the outstanding Common Securities; provided that any permitted successor of the Guarantor under the Indenture may succeed to the Guarantor's ownership of the Common Securities, (ii) will permit the Common Securities to be transferred only as permitted by the Declaration, and (iii) will use its best efforts to cause the Issuer to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of the Senior Deferrable Notes, the redemption of all of the Trust Securities or mergers, consolidations or amalgamations, each as provided in the Declaration, in which case the Issuer would be dissolved.

                                   ARTICLE VII

                                   TERMINATION

      Section 7.01. Termination. This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment by the Issuer or the Guarantor, as the case may be, of the Redemption Price for all Preferred Trust Securities, (ii) the distribution of the Senior Deferrable Notes to the Holders in accordance with Article VIII of the Declaration upon the dissolution of the Issuer or (iii) full payment by the Issuer or the Guarantor, as the case may be, of the amounts payable in accordance with the Declaration upon the dissolution of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Trust Securities or this Guarantee Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Trust Securities then outstanding. The Guarantor may not consolidate with or merge with or into, or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety (either in one transaction or a series of transactions) to, any Person unless permitted under Article Eight of the Indenture. In connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Eight of the Indenture the Person formed by or surviving such consolidation or merger or to which such sale, conveyance, transfer or lease shall have been made, if other than the Guarantor, shall expressly assume all of the obligations of the Guarantor hereunder and under the Declaration.

      Section 8.02. Amendments. Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Preferred Trust Securities (excluding any Preferred Trust Securities held by the Guarantor or an affiliate thereof). The provisions of Article VI of the Declaration concerning meetings of the Holders shall apply to the giving of such approval.

      Section 8.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing and delivered, telecopied or mailed by first class mail, postage prepaid, as follows:

            (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

                Public Service Enterprise Group Incorporated
                80 Park Plaza

                P.O. Box 570
                Newark, NJ 07101
                Facsimile No: 973-242-1651
                Attention: Treasurer

            (b) if given to the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the Holders:

                PSEG Funding Trust I
                80 Park Plaza
                Newark, NJ 07101
                Facsimile No: 973-242-1651
                Attention: Treasurer

                with a copy to:

                Wachovia Bank, National Association
                21 South Street
                Morristown, NJ 07960
                Facsimile No: 973-682-4531
                Attention: Corporate Trust Department

            (c) if given to any Holder, at the address set forth in the Securities Register.

      All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

      Section 8.04. Benefit. This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Trust Securities.

      Section 8.05. Interpretation. In this Guarantee Agreement, unless the context otherwise requires:

            (a) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

            (b) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

            (c) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

            (d) a reference to the singular includes the plural and vice versa; and

            (e) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

      Section 8.06. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                   PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED, as Guarantor

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   WACHOVIA BANK, NATIONAL ASSOCIATION,
                                   as Guarantee Trustee

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title: